EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
               100 Williams Street, 25th Floor, New York, NY 10038
                   USATel: (212) 269-6300 Fax (212) 771-6445

September 13, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: Van Kampen Focus Portfolios, Series 177 The Dow Strategic 10 Trust, September 1999 Series The Dow Strategic 5 Trust, September 1999 Series Strategic Picks Opportunity Trust, September 1999 Series EAFE Strategic 20 Trust, September 1999 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-85015

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations